UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   December 8, 2008

                                                             EMPYREAN HOLDINGS, INC.

                                              (Exact name of registrant as specified in its charter)

Nevada

0-30118                        88-0413417

(State or other jurisdiction of

(Commission File           (IRS Identification
incorporation)                                 Number)                            No.)

11200, Westheimer Rd., Suite 900, Houston, TX 77042

(Address of principal executive offices) (Postal Code) Registrant's telephone number, including area code: (713) 243-8731

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17CFR240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 8, 2008 the Company finalized an Investment agreement with Dutchess Private Equities Fund, Ltd., (the Investor) for the provision of an Equity Line of Credit for $10,000,000 (Ten million dollars). The investor has committed to purchase up to $10,000,000 of the company’s common stock in tranches over the course of 36 (Thirty-six) months. The company is obligated, under a Registration Rights Agreement, to file an S-1 registration statement with the Securities and Exchange Commission (SEC) within 15 (Fifteen) days of the date of the Agreement for sufficient shares of common stock to cater for the underlying requirements of the Agreement. The company is also required to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 (ninety) calendar days after submission.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits

The Investment Agreement is attached hereto as Exhibit10.1.

The Registration Rights Agreements is attached hereto as Exhibit 10.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Robert L. Lee

By: Robert L, Lee President and Director

Date: December___, 2008                            EMPYREAN HOLDINGS, INC.